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As filed with the Securities and Exchange Commission on December 30, 2016.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLEAN DIESEL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	06-1393453 (I.R.S. Employer Identification No.)

1621 Fiske Place
Oxnard, California 93033
(805) 639-9458
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Tracy Kern
Chief Financial Officer
Clean Diesel Technologies, Inc.
1621 Fiske Place
Oxnard, California 93033
(805) 639-9458
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

John J. McIlvery, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403
(818) 444-4500

Approximate date of commencement of proposed sale to the public:
FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(2)(3)	Proposed maximum offering price per security(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee

Common Stock, par value $0.01 per share	5,743,275 shares	$2.10	$12,060,877.50	$1,397.86

Common Stock, par value $0.01 per share, underlying Warrants	489,475 shares	$2.10	$1,027,897.50	$119.13

Total:	6,232,750 shares		$13,088,775.00	$1,516.99

(1)
The shares being registered hereunder consist of 5,743,275 shares of common stock and 489,475 shares of common stock that may be acquired upon exercise of warrants, in each case which shares of common stock may be sold from time to time by the selling stockholders.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low per share prices of the registrant's common stock as report on The Nasdaq Capital Market on December 27, 2016.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act") or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "SEC"), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 30, 2016

PROSPECTUS

6,232,750 Shares
Common Stock

        This prospectus relates solely to the offer and sale from time to time of up to an aggregate of 6,232,750 shares of our common stock by the selling stockholders identified in this prospectus or a supplement hereto. These shares consist of shares of our common stock that we issued to the selling stockholders pursuant to private placements of our common stock or upon the exercise of warrants to purchase our common stock.

        This prospectus describes the general manner in which the shares of common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

        We are not offering any shares of common stock for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby.

        Our common stock is listed on The Nasdaq Capital Market under the symbol "CDTI." On December 29, 2016, the last reported sale price of our common stock on The Nasdaq Capital Market was $2.20.

        Investing in our common stock involves risks. You should carefully consider the risks described under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our common stock. See "Where You Can Find More Information" below.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        .

        You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, the selling stockholders may offer from time to time up to an aggregate of 6,232,750 shares of common stock in one or more offerings.

        The registration statement of which this prospectus is a part is being filed in accordance with the registration rights agreement, dated as of November 4, 2016, by and among Clean Diesel Technologies, Inc. and the selling stockholders party thereto. Pursuant to the registration rights agreement, we have agreed to indemnify and hold harmless, to the extent permitted by law, each of the selling stockholders party to the registration rights agreement and each of such selling stockholder's officers, directors, members, managers, employees and agents, successors and assigns, and each other person, if any, who controls such selling stockholder within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), from and against certain losses, claims, damages and liabilities, including certain liabilities under the Securities Act.

        The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        This prospectus and the information incorporated herein by reference include trademarks, services marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectuses are the property of their respective owners.

        Unless the context otherwise requires, the terms "we," "our," "us," "our company," and "CDTi" refer to Clean Diesel Technologies, Inc. and its subsidiaries.

CLEAN DIESEL TECHNOLOGIES, INC.

        Clean Diesel Technologies, Inc. currently commercializes its materials technology by manufacturing and distributing light duty vehicle catalysts and heavy duty diesel emissions control systems and products to major automakers, distributors, integrators and retrofitters.

        We are transitioning our business from being a niche manufacturer of emissions control solutions for the automotive and heavy duty diesel markets to becoming an advanced materials technology provider for these markets. We have a proven ability to develop proprietary materials incorporating various base metals that replace costly platinum group metals, or PGMs, in coatings on vehicle catalytic converters. Recently, we have expanded our materials platform to include new synergized-PGM diesel oxidation catalysts (SPGM™ DOC), Base-Metal Activated Rhodium Support (BMARS™), and Spinel™ technologies, and we are in the process of introducing these new catalyst technologies to Original Equipment Manufacturers, or OEMs, and other vehicle catalyst manufacturers in a proprietary powder form. We believe that our advanced materials focus and strategic repositioning will allow us to achieve greater scale and higher return on our technology investment than in the past.

        Our business is driven by increasingly stringent global emission standards for internal combustion engines, which are major sources of a variety of harmful pollutants. We have operations in the United States, the United Kingdom, Japan and Sweden as well as an Asian investment.

        We are incorporated in the state of Delaware. Our principal executive offices are located at 1621 Fiske Place, Oxnard, California 93033, and our telephone number at this location is (805) 639-9458. Our website address is www.cdti.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed under the section titled "Risk Factors" contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled "Forward-Looking Statements."

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "anticipates," "believes", "could", "estimates", "expects", "intends", "may", "plans", "potential", "predicts", "projects", "should", "will", "would" as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading "Risk Factors" contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus. Before deciding to purchase our securities, you should carefully read both this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Incorporation of Certain Information by Reference," completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 50,000,000 shares of common stock, $0.01 par value, and 100,000 shares of preferred stock, $0.01 par value. As of December 19, 2016, there were 15,693,172 shares of common stock outstanding and no shares of preferred stock outstanding.

        The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see "Where You Can Find More Information."

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock. Shares of our common stock outstanding, and to be issued, are, and will be, fully paid and non-assessable. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

        Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of The Nasdaq Stock Market), to designate and issue up to 100,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Shares of our preferred stock, if issued, will be fully paid and non-assessable.

        We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series, including:

  •
  the title and stated value;

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  the number of shares of such series;

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  the liquidation preference per share;

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  the purchase price;

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  the dividend rate, period and payment date and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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  voting rights, if any, of the preferred stock;

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  preemptive rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

        The General Corporation Law of the State of Delaware, or DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-takeover Effects of Provisions of Charter Documents and Delaware Law

        Our certificate of incorporation and bylaws and the Delaware General Corporation Law contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        The provisions of our certificate of incorporation and bylaws and the DGCL summarized below may have the effect of deterring hostile takeovers or delaying changes in control or management of us. They are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Charter and Bylaw Provisions

        Our certificate of incorporation and bylaws contain provisions relating to corporate governance and to the rights of stockholders. Our bylaws provide that special meetings of stockholders may only be called by our board of directors, our chairman of the board or our chief executive officer and shall be called by our chairman, chief executive officer or secretary at the request in writing of stockholders owning at least one-fourth of the outstanding shares of capital stock entitled to vote. In addition, our certificate of incorporation provides that our board of directors may authorize the issuance of preferred stock without further stockholder approval and upon those terms and conditions, and having those rights, privileges and preferences, as our board of directors may determine.

Delaware Anti-Takeover Law

        We are subject to Section 203 of DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

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  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

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  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines business combination to include the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

        In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

        Although Section 203 permits us to elect not to be governed by its provisions, we have not made this election. As a result of the application of Section 203, potential acquirers of CDTi may be discouraged from attempting to effect an acquisition transaction with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing on The NASDAQ Capital Market

        Our common stock is listed on The NASDAQ Capital Market under the symbol "CDTI."

SELLING STOCKHOLDERS

2016 Private Placement Financing

        On November 3, 2016, we entered into a securities purchase agreement with investors that provided for the sale of 5,172,250 shares of common stock at a price of $2.00 per share for gross proceeds to us of $10,344,500 before placement agent fees and transaction expenses. The investors include four of our directors and officers, each of whom purchased shares of common stock on the same terms and conditions as the other investors.

        We consummated the private placement in two closings. On November 4, 2016, we sold 949,960 shares of common stock for aggregate gross proceeds of $1,899,920. On December 16, 2016, we sold 4,222,290 shares of common stock for gross proceeds of $8,444,580. Each of the investors in the private placement is a selling stockholder.

        In connection with the private placement, we entered into a registration rights agreement, dated November 4, 2016, with the investors, pursuant to which we agreed to register for resale by the investors the shares of common stock purchased by the investors pursuant to the securities purchase agreement. We committed to file the registration statement no later than January 30, 2017 and to cause the registration statement to become effective no later than April 15, 2017. The registration rights agreement provides for liquidated damages upon the occurrence of certain events, including our failure to file the registration statement on or before January 30, 2017 or cause it to become effective on or before April 15, 2017. The amount of liquidated damages payable to an investor would be 1.0% of the aggregate amount invested by such investor for each 30-day period, or pro rata portion thereof, during which the default continues, up to a maximum amount of 10% of the aggregate amount invested by such investor. We filed the registration statement of which this prospectus is a part with the SEC pursuant to the registration rights agreement.

Issuance of Securities to MDB Capital Group

        MDB Capital Group, LLC acted as placement agent in the private placement financing. For its services as placement agents, we agreed to issue to MDB Capital Group (i) a number of shares of common stock equal to 10% of the number of shares of common stock issued to the investors in the private placement, and (ii) five-year warrants to purchase a number of shares of common stock equal to 10% of the number of shares of common stock issued to the investors in the private placement at an exercise price of $2.20 per share; provided that no shares of common stock or warrants would be issued to the placement agent in respect of shares sold to our officers and directors and their respective affiliates. Pursuant to this agreement, at the first and second closings of the financing, we issued to MDB Capital Group an aggregate of 489,475 shares of common stock and five-year warrants to purchase up to 489,475 shares of common stock. We also paid for the out-of-pocket expenses incurred by MDB Capital Group of $50,000. The warrants are exercisable for a period commencing 6 months and ending 60 months after issuance. MDB Capital Group is a selling stockholder.

        In addition, on December 16, 2016, we entered into a securities purchase agreement pursuant to which we issued to MDB Capital Group 81,550 shares of common stock in payment of $163,100 of outstanding trade payables, for an equivalent purchase price of $2.00 per share. We incurred the trade payables for patent services provided by MDB Capital Group. We agreed to register the shares for resale by MDB Capital Group pursuant to the registration statement of which this prospectus is a part.

        MDB Capital Group is a member firm of the Financial Industry Regulatory Authority and may be considered an underwriter in connection with the sale of the securities for which it is listed as a selling stockholder. MDB Capital Group (i) acquired its securities included in this prospectus for resale in the ordinary course of business, and (ii) had no agreements or understandings, directly or indirectly, with any person to distribute the securities at the time of their acquisition. MDB Capital Group has no agreements or understandings, directly or indirectly, to distribute or to arrange the sale of the securities included in this prospectus of the other selling stockholders; provided however, MDB Capital Group may be engaged in the ordinary course of its business by one or more of the selling stockholders as a broker dealer to act for them in respect of the securities included in this prospectus.

Selling Stockholder Table

        The following table sets forth for each selling stockholder, the name, the number and percentage of shares of common stock beneficially owned as of December 19, 2016, the maximum number of shares of common stock that may be offered pursuant to this prospectus and the number and percentage of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock, and is based upon information provided to us by each selling stockholder for use in this prospectus. The information presented in the table is based on 15,693,172 shares of our common stock outstanding on December 19, 2016.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. For purposes of the table below, shares of common stock issuable pursuant to options and restricted stock units held by a selling stockholder that can be acquired within 60 days of December 19, 2016, and shares of common stock issuable pursuant to warrants held by a selling stockholder without regard to restrictions on exercise, are deemed to be outstanding and to be beneficially owned by the selling stockholder holding the securities but are not treated as outstanding for the purpose of computing the percentage ownership of any other selling stockholder.

        The warrants held by MDB Capital Group, LLC are not exercisable until May 4, 2017 (with respect to 94,996 shares) and June 16, 2017 (with respect to 394,479 shares). The shares of common stock and percentage ownership listed in the following table do not reflect these contractual limitations on MDB Capital Group, LLC's ability to purchase shares of common stock upon exercise of warrants.

				Shares Beneficially Owned After the Sale of the Maximum Number of Shares
	Shares Beneficially Owned
			Maximum Number of Shares to be Sold Hereunder
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Employees and Directors:
Matthew Beale(1)	166,993	1.1%	12,500	154,493	*
Bell Family Trust dated 2/2/1995 as amended, Lon E. Bell, Trustee(2)	598,493	3.8%	250,000	348,493	2.2%
Tracy Kern(3)	15,000	*	10,000	5,000	*
David Shea(4)	10,122	*	5,000	5,122	*
Other Selling Stockholders:
Teddy Adelstein	9,000	*	9,000	0	—
Per Magnus Andersson(5)	30,000	*	30,000	0	—
Matthew Antoun	37,500	*	37,500	0	—
Peter A. Appel	375,000	2.4%	375,000	0	—
Louis J. Basenese III	5,000	*	5,000	0	—
Robert Edward Beaudine	25,000	*	25,000	0	—
BEBE, LLC(6)	50,000	*	50,000	0	—
Bibicoff Family Trust(7)	20,000	*	20,000	0	—
Broumand Family Trust(8)	12,500	*	12,500	0	—
Broumand Family Trust(9)	50,000	*	50,000	0	—

				Shares Beneficially Owned After the Sale of the Maximum Number of Shares
	Shares Beneficially Owned
			Maximum Number of Shares to be Sold Hereunder
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Brenden Broumand	12,500	*	12,500	0	—
Candlestick Lane Investments, LP(10)	25,000	*	25,000	0	—
Sivan Padnos Caspi	10,000	*	10,000	0	—
Catalysis Partners, LLC(11)	125,000	*	125,000	0	—
Jason Cavalier	125,000	*	125,000	0	—
Michael Cavalier	100,000	*	100,000	0	—
CBH 2007 Trust(12)	12,500	*	12,500	0	—
Francis Y L Chen and Peierh Penny Yang	25,000	*	25,000	0	—
Richard Duane Clarkson	12,500	*	12,500	0	—
Richard L. Clarkson	12,500	*	12,500	0	—
Connective Capital Emerging Energy QP, LP(13)	78,552	*	78,552	0	—
Connective Capital I Master Fund, Ltd.(14)	171,448	1.1	171,448	0	—
James Crank	25,000	*	25,000	0	—
Darwin Ret LLC(15)	25,000	*	25,000	0	—
David S. Nagelberg 2003 Revocable Trust DTD 7-2-2003(16)	50,000	*	50,000	0	—
Laurence Dunn	25,000	*	25,000	0	—
Carolyn Fan	25,000	*	25,000	0	—
Fatima, LLC(17)	25,000	*	25,000	0	—
FLMM Ltd.(18)	270,000	1.7%	270,000	0	—
Peter C. Gerlach	25,000	*	25,000	0	—
GFLT 1999(19)	125,000	*	125,000	0	—
Matthew Hayden	25,000	*	25,000	0	—
Erwin Martin Holmann	12,500	*	12,500	0	—
Ryan Hong	12,500	*	12,500	0	—
Austin Hough	12,500	*	12,500	0	—
Charles B. Humphrey	12,500	*	12,500	0	—
Israel Living Trust(20)	25,000	*	25,000	0	—
JAZTB, LLC(21)	8,000	*	8,000	0	—
Jeffrey & Margaret Padnos 2010 Generation Trust FBO Benjamin Padnos(22)	12,500	*	12,500	0	—
Jeffrey & Margaret Padnos 2010 Generation Trust FBO Joshua Padnos(23)	12,500	*	12,500	0	—
Jeffrey & Margaret Padnos 2010 Generation Trust FBO Rebecca Padnos Altamirano(24)	12,500	*	12,500	0	—
Jeffrey & Margaret Padnos 2010 Generation Trust FBO Samuel Padnos(25)	12,500	*	12,500	0	—
Jason Kim	25,000	*	25,000	0	—
Benjamin King	12,500	*	12,500	0	—
Lee Kolligian(26)	25,000	*	25,000	0	—
Kevin Leung	75,000	*	75,000	0	—
James Keet Lewis	1,250	*	1,250	0	—

				Shares Beneficially Owned After the Sale of the Maximum Number of Shares
	Shares Beneficially Owned
			Maximum Number of Shares to be Sold Hereunder
Name of Selling Stockholder	Number	Percentage		Number	Percentage
James Lin	50,000	*	50,000	0	—
LKCM Technology Partnership, L.P.(27)	62,500	*	62,500	0	—
Stephen A. Mao	50,000	*	50,000	0	—
Jeffrey Brian Maroz	87,500	*	87,500	0	—
Shawn R. and Amanda McAllister	10,000	*	10,000	0	—
MDB Capital Group, LLC(28)	1,060,500	6.6%	1,060,500	0	—
Phillip David Mervis & Sheryl Facktor JTWROS	10,000	*	10,000	0	—
Andrew G. Miller	10,000	*	10,000	0	—
Jonathan Miller and Deborah L. Miller	50,000	*	50,000	0	—
Lewis Mitchell	25,000	*	25,000	0	—
David Michael Mossberg	2,500	*	2,500	0	—
Napean Capital Group, LLC(29)	25,000	*	25,000	0	—
Benjamin L. Padnos	25,000	*	25,000	0	—
Daniel Padnos	15,000	*	15,000	0	—
Jeffrey S. Padnos & Margaret M. Padnos JTWROS	25,000	*	25,000	0	—
Jonathan Padnos	12,500	*	12,500	0	—
Edwin Rommel Holmann Pastora	12,500	*	12,500	0	—
Nimish Patel	50,000	*	50,000	0	—
Polaris Prime Small Cap Value, LP(30)	100,000	*	100,000	0	—
Edmund Purcell	5,000		5,000	0	—
Richard and Lisa Rosenblatt Family Trust(31)	75,000	*	75,000	0	—
RVCA Partners, L.L.C.(32)	50,000	*	50,000	0	—
Daniel Allen Sanker	25,000	*	25,000	0	—
Brett Schafer	39,000	*	39,000	0	—
Andrew Schwartzberg	500,000	3.2%	500,000	0	—
Samuel M. Selinger	2,500	*	2,500	0	—
Strome Mezzanine Fund, LP(33)	500,000	3.2%	500,000	0	—
Thomas A. Stroup	12,500	*	12,500	0	—
Gregory Howard Suess	25,000	*	25,000	0	—
Craig Jeffrey Taines	25,000	*	25,000	0	—
Paul Teske and Rivers A. Teske	12,500	*	12,500	0	—
The Beth Anne Stanley Revocable Trust UAD 8-4-2006, Beth Anne Stanley TTEE(34)	50,000	*	50,000	0	—
The Fein Family Trust(35)	12,500	*	12,500	0	—
The Kingdom Trust Company, Custodian, FBO Erick Richardson SEP IRA	225,000	1.4%	225,000	0	—
The Kingdom Trust Company, Custodian, FBO Keith Archer IRA	18,000	*	18,000	0	—
The Steven and Kristin Chapin Family Trust(36)	125,000	*	125,000	0	—
James P. Tierney	50,000	*	50,000	0	—
TKK Investors, LLC(37)	25,000	*	25,000	0	—
Dominador D. Tolentino Jr.	12,500	*	12,500	0	—

				Shares Beneficially Owned After the Sale of the Maximum Number of Shares
	Shares Beneficially Owned
			Maximum Number of Shares to be Sold Hereunder
Name of Selling Stockholder	Number	Percentage		Number	Percentage
UBS Financial Services Inc., as Custodian of the Roth IRA of Douglas Weitman A/C LO19876	75,000	*	75,000	0	—
Mauricio Umansky	17,000	*	17,000	0	—
Greg Alan Walker and Susan Hicks Walker JTWROS	15,000	*	15,000	0	—
Stephen M. Walker	25,000	*	25,000	0	—
Brian Weitman	75,000	*	75,000	0	—
Lonnie J. Williams	10,000	*	10,000	0	—
YKA Partners, LLC(38)	50,000	*	50,000	0	—

Total			6,232,750

*
Represents beneficial ownership of less than one percent.

(1)
Consists of (i) 65,486 shares of common stock, (ii) 100,000 shares of common stock that may be acquired from us upon exercise of stock options that are exercisable within 60 days of December 19, 2016, and (iii) 1,507 shares of common stock that may be acquired from us upon vesting of restricted stock units within 60 days of December 19, 2016.

(2)
Consists of (i) 266,000 shares of common stock owned by the Bell Family Trust, (ii) 8,000 shares of common stock that may be acquired from us by the Bell Family Trust upon exercise of warrants, and (iii) 324,493 shares of common stock owned by Lon E. Bell, Ph.D. Dr. Bell, Trustee of the Bell Family Trust, has voting and dispositive power with respect to securities owned by the Bell Family Trust.

(3)
Consists of (i) 10,000 shares of common stock and (ii) 5,000 shares of common stock that may be acquired from us upon exercise of stock options that are exercisable within 60 days of December 19, 2016.

(4)
Consists of (i) 8,306 shares of common stock and (ii) 1,816 shares of common stock that may be acquired from us upon vesting of restricted stock units within 60 days of December 19, 2016.

(5)
Does not include shares held by FLMM, Ltd., a selling stockholder. Mr. Andersson exercises voting and investment authority over the shares held by FLMM Ltd.

(6)
Erick Richardson exercises voting and investment authority over the shares held by this selling stockholder. Does not include shares held by The Kingdom Trust Company, Custodian, FBO Erick Richardson SEP IRA, a selling stockholder.

(7)
Harvey Bibicoff exercises voting and investment authority over the shares held by this selling stockholder.

(8)
Cameron Broumand exercises voting and investment authority over the shares held by this selling stockholder.

(9)
Houshang Broumand exercises voting and investment authority over the shares held by this selling stockholder.

(10)
Daniel Verret exercises voting and investment authority over the shares held by this selling stockholder.

(11)
John Francis exercises voting and investment authority over the shares held by this selling stockholder.

(12)
Jolie D. Humphrey exercises voting and investment authority over the shares held by this selling stockholder.

(13)
Robert Romero exercises voting and investment authority over the shares held by this selling stockholder.

(14)
Robert Romero exercises voting and investment authority over the shares held by this selling stockholder.

(15)
Harvey Kesner exercises voting and investment authority over the shares held by this selling stockholder.

(16)
David S. Nagelberg exercises voting and investment authority over the shares held by this selling stockholder.

(17)
Andres Ruzo exercises voting and investment authority over the shares held by this selling stockholder.

(18)
Per Magnus Andersson exercises voting and investment authority over the shares held by this selling stockholder.

(19)
Steven Gubner exercises voting and investment authority over the shares held by this selling stockholder.

(20)
Samuel Israel exercises voting and investment authority over the shares held by this selling stockholder.

(21)
Jordan Tabach-Bank exercises voting and investment authority over the shares held by this selling stockholder.

(22)
Benjamin Padnos exercises voting and investment authority over the shares held by this selling stockholder.

(23)
Benjamin Padnos exercises voting and investment authority over the shares held by this selling stockholder.

(24)
Benjamin Padnos exercises voting and investment authority over the shares held by this selling stockholder.

(25)
Benjamin Padnos exercises voting and investment authority over the shares held by this selling stockholder.

(26)
Does not include shares held by TKK Investors, LLC, a selling stockholder. Mr. Kolligian exercises voting and investment authority over the shares held by TKK Investors, LLC.

(27)
David Lehmann exercises voting and investment authority over the shares held by this selling stockholder.

(28)
Consists of (i) 571,025 shares of common stock and (ii) 489,475 shares of common stock that may be acquired from us upon exercise of warrants that are exercisable commencing on May 4, 2017 (with respect to 94,996 shares) and June 16, 2017 (with respect to 394,479 shares). Gary Schuman exercises voting and investment authority over the shares held by this selling stockholder.

(29)
Suren Jain exercises voting and investment authority over the shares held by this selling stockholder.

(30)
John Pernell, Jr. exercises voting and investment authority over the shares held by this selling stockholder.

(31)
Richard Rosenblatt exercises voting and investment authority over the shares held by this selling stockholder.

(32)
David Hunt exercises voting and investment authority over the shares held by this selling stockholder.

(33)
Mark Strome exercises voting and investment authority over the shares held by this selling stockholder.

(34)
Beth Stanley exercises voting and investment authority over the shares held by this selling stockholder.

(35)
Joshua Fein exercises voting and investment authority over the shares held by this selling stockholder.

(36)
Steven Chapin exercises voting and investment authority over the shares held by this selling stockholder.

(37)
Lee Kolligian exercises voting and investment authority over the shares held by this selling stockholder.

(38)
Kenneth Aldrich exercises voting and investment authority over the shares held by this selling stockholder.

PLAN OF DISTRIBUTION

        The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

  •
  a combination of any such methods of sale.

        The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

        The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

        The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

        MDB Capital Group, LLC, a selling stockholder, is a broker-dealer and may be deemed to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act in connection with its sale of the common stock that it distributes pursuant to this prospectus.

        To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

        We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

        We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

        The validity of the common stock being offered hereby will be passed upon for us by Stubbs Alderton & Markiles, LLP, Sherman Oaks, California.

 EXPERTS

        The consolidated financial statements of Clean Diesel Technologies, Inc. as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-33710):

  •
  our Annual Report on Form 10-K for our fiscal year ended December 31, 2015 (filed on March 30, 2016);

  •
  our Quarterly Report on Form 10-Q for our quarter ended March 31, 2016 (filed on May 13, 2016); our Quarterly Report on Form 10-Q for our quarter ended June 30, 2016 (filed on August 15, 2016); and our Quarterly Report on Form 10-Q for our quarter ended September 30, 2016 (filed on November 14, 2016);

  •
  our Current Reports on Form 8-K, dated February 12, 2016 (filed on February 12, 2016); dated February 12, 2016 (filed on February 18, 2016); dated April 1, 2016 (filed on April 7, 2016); dated April 1, 2016 (filed on April 7, 2016); dated April 5, 2016 (filed on April 8, 2016); dated April 11, 2016 (filed on April 15, 2016); dated May 18, 2016 (filed on May 20, 2016); dated May 25, 2016 (filed on May 27, 2016); May 25, 2016 (filed on June 1, 2016); dated June 30, 2016 (filed on July 1, 2016); dated July 22, 2016 (filed on July 26, 2016); dated August 25, 2016 (filed on August 26, 2016); dated August 30, 2016 (filed on September 1, 2016); dated November 3, 2016 (filed on November 8, 2016); dated December 16, 2016 (filed on December 16, 2016); and dated December 29, 2016 (filed on December 29, 2016); and

  •
  the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on September 27, 2007, including any amendments or reports filed for the purpose of updating such description.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

        We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents. You should direct any requests for copies to: Investor Relations, Clean Diesel Technologies, Inc., 1621 Fiske Place, Oxnard, California 93033; telephone number (805) 639-9458.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions payable by the Registrant in connection with the offering of the securities being registered. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$1,516.99
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$20,000.00
Transfer Agent fees and expenses	$5,000.00
Printing and related fees	$5,000.00
Miscellaneous	$3,483.01

Total	$45,000.00

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

        A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

        Article VIII of the Registrant's restated certificate of incorporation, as amended, specifies that the Registrant shall indemnify its directors, officers, employees and agents to the full extent that such right of indemnity is permitted by law. This provision is deemed to be a contract between the Registrant and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not offset any right to indemnification in respect of action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. The amendment or repeal of such provision of the restated certificate of incorporation may be effected by the affirmative vote of the holders of a majority in interest of all outstanding capital stock of the Registrant entitled to vote, in person or by proxy, at any annual or special meeting in which a quorum is present.

        Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director's fiduciary duty of care. This section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, authorizing unlawful payments of dividends or unlawful redemptions or stock purchases as contemplated by Section 174 of Delaware General Corporation Law, or from any transaction in which the director derived an improper personal benefit. This section also will have no effect on claims arising under the federal securities laws.

        The Registrant's restated certificate of incorporation, as amended, limits the liability of its directors as authorized by Section 102(b)(7). To amend such provisions would require the affirmative vote of the holders of a majority of the voting power of all outstanding shares of the capital stock of the Registrant.

        The Registrant has obtained liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of the Registrant (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

ITEM 16.    EXHIBITS.

        See the Exhibit Index which is incorporated herein by reference.

ITEM 17.    UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

              (i)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxnard, State of California, on December 30, 2016.

CLEAN DIESEL TECHNOLOGIES, INC.
By:	/s/ TRACY KERN Tracy Kern Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Matthew Beale and Tracy Kern, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ MATTHEW BEALE Matthew Beale	Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2016
/s/ TRACY KERN Tracy Kern	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	December 30, 2016
/s/ TILL BECKER, PH.D. Till Becker, Ph.D.	Director	December 30, 2016
/s/ LON E. BELL, PH.D. Lon E. Bell, Ph.D.	Chairman of the Board	December 30, 2016
/s/ MUNGO PARK Mungo Park	Director	December 30, 2016

S-1

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File Number	Exhibit	Filing Date
3.1.1	Composite Certificate of Incorporation of the Registrant	10-K	001-33710	3.1	3/30/2016
3.1.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant	8-K	001-33710	3.1	7/26/2016
3.1.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant	8-K	001-33710	3.1	12/16/2016
3.2	By-Laws of the Registrant, as amended	10-Q	001-33710	3.1	11/10/2008
4.1	Specimen of common stock certificate	S-3	333-166865	4.1	11/10/2010
5.1	Opinion of Stubbs Alderton & Markiles, LLP					X
10.1	Securities Purchase Agreement, dated November 3, 2016, among the Registrant and the investors identified therein	8-K	001-33710	10.1	11/8/2016
10.2	Registration Rights Agreement, dated November 4, 2016, among the Registrant and the investors identified therein	8-K	001-33710	10.2	11/8/2016
10.3	Warrant, dated November 4, 2016, issued to MDB Capital Group, LLC	8-K	001-33710	10.3	11/8/2016
10.4	Warrant, dated December 16, 2016, issued to MDB Capital Group, LLC	8-K	001-33710	10.2	12/16/2016
10.5	Securities Purchase Agreement, dated December 16, 2016, between the Registrant and MDB Capital Group LLC	8-K	001-33710	10.3	12/16/2016
23.1	Consent of BDO USA, LLP					X
23.2	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on signature page)					X

EX-1